EXHIBIT 21.1

                       Pivotal Corporation - Subsidiaries
                       ----------------------------------

Name of Subsidiary                                         Jurisdiction of
                                                           incorporation
---------------------------------------------------------- ---------------------
Pivotal Corporation                                        Washington
Pivotal Corporation Limited                                U.K.
Pivotal Corporation France S.A. (formerly Transitif S.A.)  France
Exactium Ltd.                                              Israel
 (formerly Arad Systems Ltd.)
Exactium, Inc.                                             Delaware
590813 British Columbia Ltd.                               British Columbia
590822 British Columbia Ltd.                               British Columbia
Pivotal Corporation Ireland                                Ireland
Pivotal Technologies Corporation Limited                   Ireland
Pivotal Corporation (N.I.) Limited                         Northern Ireland
Pivotal GmbH                                               Germany
Pivotal Corporation Australia Pty. Ltd.                    Australia
Nihon Pivotal K.K.                                         Japan
Project One Business Technologies Inc.                     British Columbia
1254590 Ontario Limited (formerly Inform Inc.)]            Ontario